SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted by
[ ]  Definitive Additional Materials            Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               Cylink Corporation
           ----------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

           ----------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)     Title of each class of securities to which transactions applies:

(2)     Aggregate number of securities to which transactions applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)     Proposed maximum aggregate value of transaction:

(5)     Total fee paid:

        [ ]      Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)     Amount previously paid:

(2)     Form, Schedule or Registration Statement No.:

(3)     Filing party:

(4)     Date filed:

                              CYLINK CORPORATION

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 15, 2002


TO THE SHAREHOLDERS OF CYLINK CORPORATION:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Cylink Corporation, a California corporation (the "Company"), will be held at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., Pacific Daylight time, on May 15, 2002, for the following purposes:

       1. ELECTION OF DIRECTORS. To elect two directors of the Company to serve until the 2005 Annual Meeting of Shareholders or until their successors are elected and qualified.

       2. RATIFICATION AND APPOINTMENT OF INDEPENDENT AUDITORS. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.

       3. OTHER  BUSINESS.  To transact such other business as may properly come
   before   the   Annual   Meeting   of  Shareholders  and  any  adjournment  or
   postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached hereto and made a part hereof. The Board of Directors has fixed the close of business on March 29, 2002 as the record date for determining the shareholders entitled to notice of and to vote at the 2002 Annual Meeting of Shareholders and any adjournment or postponement thereof.

     All Shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.


                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     /s/ William P. Crowell
                                     -------------------------------------
                                     William P. Crowell
                                     President and Chief Executive Officer

Santa Clara, California
April 12, 2002


--------------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

            WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING,
      WE URGE YOU TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD
               AS PROMPTLY AS POSSIBLE IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                              CYLINK CORPORATION
                                3131 Jay Street
                         Santa Clara, California 95056


                                PROXY STATEMENT
                    FOR 2002 ANNUAL MEETING OF SHAREHOLDERS


General Information

     This Proxy Statement is furnished to the shareholders of Cylink Corporation, a California corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board" or "Board of Directors") of proxies in the accompanying form for use in voting at the 2002 Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 15, 2002, at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054, at 2:00 p.m., Pacific Daylight time, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. The Company's headquarters are located at 3131 Jay Street, Santa Clara, California 95056-0952.


Quorum And Voting Procedures

     This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 12, 2002. The close of business on March 29, 2002 has been fixed as the record date (the "Record Date") for determining the holders of shares of common stock of the Company (the "Common Stock") entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 33,035,017 shares of Common
Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     In the election of directors, the two candidates receiving the highest number of affirmative votes will be elected as directors. Any other proposals require for approval (i) the affirmative vote of a majority of the shares "represented and voting" and (ii) the affirmative vote of a majority of the required quorum. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date (the "Quorum"). Shares that are voted "FOR", "AGAINST" or "ABSTAIN" in a matter are treated as being present at the Annual Meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter. Accordingly, abstentions and broker non-votes, if any, will be counted for purposes of determining the presence or absence of the Quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that item and has not received instructions from the beneficial owner. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed at the Annual Meeting are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

Revocability Of Proxies

     Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the General Counsel of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the General Counsel of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to Cylink Corporation, P.O. Box 54952, 3131 Jay Street, Santa Clara, California 95056-0952, Attention: General Counsel, or hand-delivered to the General Counsel of the Company at or before the taking of the vote at the Annual Meeting.

Solicitation Of Proxies

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, by telephone or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.

Shareholder Proposals

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the 2003 Annual Meeting, a stockholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, between January 28, 2003 and February 27, 2003. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and
(iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Material. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1933, as amended (the "Exchange
Act") and intended to be presented at the Company's 2003 Annual Meeting of Stockholders must be received by the Company not later than December 14, 2002 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS


     Two directors will be elected at the Annual Meeting to serve as Class 1 directors until the 2005 annual meeting of shareholders or until their successors are elected or appointed and qualified or until the director's earlier resignation or removal. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as a director, if elected. Each of the two nominees for director who receives the greatest number of votes will be elected.

     Elwyn Berlekamp will not seek re-election as a Class I director and his term as a Class I director will automatically expire at the Annual Meeting. The Board has amended the Company's Bylaws to set the authorized number of directors at seven and set the number of Class I directors at two.

     Set forth below are the names and certain information relating to each of the two Class 1 director nominees:

                                                                  Director      Term
Name of Nominee       Class     Age     Position with Company       Since      Expires
------------------   -------   -----   -----------------------   ----------   --------
Paul Gauvreau(1)       1        62             Director            1999         2002
Regis McKenna          1        62             Director            1998         2002

     Set forth below are the names and certain information relating to each of the five current directors whose term as a director of the Company is not expiring:

                                                                             Director      Term
Name of Director             Class     Age       Position with Company         Since      Expires
-------------------------   -------   -----   ---------------------------   ----------   --------
Howard L. Morgan(1)(4)        2        56               Director              1995         2003
William W. Harris(1)(4)       2        62               Director              1995         2003
William P. Crowell(3)         2        61     President, Chief Executive
                                              Officer and Director            1999         2003
Leo Guthart(2)(3)             3        64        Chairman of the Board        1984         2004
James H. Simons(2)(3)         3        63               Director              1984         2004

----------------
(1) Member of Audit Committee
(2) Member of Compensation Committee
(3) Member of Executive Committee
(4) Member of Nominating Committee

     Mr. Gauvreau has served as a Director of the Company since 1999. Mr. Gauvreau previously served as a Director of the Company from 1985 until 1995. Mr. Gauvreau was Chief Financial Officer and Financial Vice President, Treasurer of Pittway Corporation. Mr. Gauvreau is a Director of Adusa, Inc., Vice Chair of the finance committee and Trustee of Benedictine University and Treasurer and Director of the Children's Brittle Bone Foundation. He holds a B.S.C. from Loyola University, Chicago and an M.B.A. from the University of Chicago.

     Mr. McKenna has served as a Director of the Company since July 1998. Mr. McKenna has served as the Chairman of The McKenna Group since 1970. Mr. McKenna is on the board of the Economic Strategies Institute and is also on the advisory board of the University of California Berkeley Haas Graduate School of Business and a member of the International Advisory Board of Toyota Motor
Company. Mr. McKenna is Chairman of the Board of the Santa Clara University Center for Science Technology and Society, a trustee of Santa Clara University and President of the Board of Trustees of the Children's Fund of Silicon Valley. Mr. McKenna also serves as director for Caliper Technologies Corp. and is a director of several private start-up high technology companies. Mr. McKenna attended St. Vincent College and holds a B.S. from Duquesne University.


     Mr. Crowell has served as a Director of the Company since 1999. Mr. Crowell has served as President and Chief Executive Officer of the Company
since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, he served as the Deputy Director at the National Security Agency from 1994 to 1997, and previously served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on Encryption. He holds a B.A. in Political Science from Louisiana State University.

     Dr. Harris has served as a Director of the Company since 1995. Dr. Harris is a private investor and is the founder and Treasurer of KidsPac and President of the Children's Research and Education Institute. He holds a B.A. in Psychology from Wesleyan University and a Ph.D. in Urban Studies from the Massachusetts Institute of Technology.

     Dr. Morgan has served as a Director of the Company since 1995 and previously served as a Director of the Company from 1984 to 1990. Dr. Morgan has served since June 1989 as the President of ArcaGroup, Inc., a consulting and investment management company and, since 1999, has served as Vice Chairman of IdeaLab! Corporation. Dr. Morgan also serves as a Director of Franklin Electronic Publishers, Inc., Segue Software, Inc. and Unitronix Corporation. He holds a B.S. in Physics from City College of New York and a Ph.D. in Operations Research from Cornell University.

     Dr. Guthart has served as a Director of the Company since 1984. Between 1990 and 2000, he served as the Vice Chairman of Pittway Corporation and as the Chairman of the Ademco division of Pittway Corporation. In February 2000,
Pittway Corporation was acquired by Honeywell Corporation and Dr. Guthart became Executive Vice President of the Home and Building Control division of Honeywell Corporation, and the Chairman of Security and Fire Solutions division. Dr. Guthart is also the Managing Member of Topspin Partners, a venture capital firm. He holds an A.B. in Physics from Harvard and an M.B.A. and a D.B.A. in Finance from Harvard Business School. Dr. Guthart also serves as a Director of Aptar Group, Inc. and Symbol Technologies, Inc., and he is a Trustee of the Acorn Investment Trust.

     Dr. Simons has served as a Director of the Company since 1984. Dr. Simons has also served as the President and Chairman of Renaissance Technologies Corporation since 1982. From 1968 to 1975, Dr. Simons was Chairman of the Mathematics Department at State University of New York, Stony Brook. He holds a B.S. in Mathematics from the Massachusetts Institute of Technology and a Ph.D. in Mathematics from the University of California, Berkeley. Dr. Simons also serves as a Director of Franklin Electronic Publishers, Inc., Segue Software, Inc. and Symbol Technologies, Inc.

                 THE BOARD RECOMMENDS A VOTE FOR THE ELECTION
                          OF THE NOMINEES NAMED ABOVE

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 2001 the Board met fifteen times, including four regular meetings and eleven special meetings. Each Director attended no fewer than 75% of all the scheduled meetings of the Board and its committees on which he served, except for Mr. McKenna who attended three of the regularly scheduled quarterly meetings and six of the special meetings. The Board has four committees, the Audit Committee, the Compensation Committee, the Executive Committee and the Nominating Committee.

     The Audit Committee, which held five meetings during the fiscal year ended December 31, 2001, consists of Dr. Elwyn Berlekamp, Mr. Paul Gauvreau, Dr. William W. Harris, and Dr. Howard L. Morgan. The Audit Committee reviews and supervises the Company's financial controls, including selection of the Company's auditors, reviews the books and accounts of the Company, meets with the officers of the Company regarding the Company's financial controls, acts upon recommendations of auditors and takes such further action as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company, as well as other matters which may come before it or as directed by the Board.

     The Board of Directors has adopted and approved a charter for the Audit Committee, a copy of which was attached to the Company's 2001 Proxy Statement as Appendix A. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in Rule 4200 of the listing standards of the National Association of Securities Dealers.

     The Compensation Committee, which held one meeting, as well as numerous telephone discussions, in the fiscal year ended December 31, 2001, consists of Dr. Leo Guthart and Dr. James H. Simons. The Compensation Committee reviews and approves the compensation and benefits for the Company's chief executive officer, reviews and advises the Board of Directors about the chief executive officer's performance, supervises administration of the Company's 1994 Flexible Stock Incentive Plan (the "1994 Plan"), the 2001 Non-Qualified Stock Incentive Plan (the "2001 Plan"), and the Year 2000 Employee Stock Purchase Plan (the "ESPP"), and performs such other duties as may from time to time be determined by the Board.

     The Executive Committee, which held numerous telephone discussions in the fiscal year ended December 31, 2001, consists of Mr. William P. Crowell, Dr. Leo Guthart and Dr. James H. Simons. The Executive Committee acts or authorizes action on behalf of the Board on specific matters delegated by the Board.

     The  Nominating  Committee consists of Dr. Howard L. Morgan and Dr. William
W.   Harris.   The   Nominating   Committee   is   responsible   for  soliciting
recommendations for candidates for the Board of Directors, developing and reviewing background information for candidates and making recommendations to the Board with respect to candidates. Any shareholder wishing to propose a nominee should submit a recommendation in writing to the Company's General Counsel, Robert B. Fougner, Esq., indicating the nominee's qualifications and other relevant biographical information.

Compensation Of Directors

     The Company's general policy is to pay Non-Employee Directors a $1,000 fee for each quarterly Board meeting attended and $1,000 for each committee meeting attended that is not held in conjunction with a Board meeting. However, in the fiscal year ending December 31, 2001, the Company paid each Director $1,000 for each quarterly meeting attended and issued vested options in varying amounts to purchase between 2,420 and 5,915 shares of Common Stock, having an exercise price of $2.04 per share, as compensation for all other Board and committee meetings attended. All Non-Employee Directors are reimbursed for expenses incurred in connection with attending meetings of the Board. Each option generally has a term of six years and will expire ninety days after the individual ceases to be a Non-Employee Director, unless such cessation is due to permanent disability or death, in which case the option will expire twelve months after the individual ceases to be a Non-Employee Director. Employee directors of the Company do not receive compensation for their services as directors.

Certain Transactions

     Pursuant to the terms of William P. Crowell's employment agreement with the Company, the Company made a loan to Mr. Crowell in the amount of approximately $1,111,123 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Maryland. The Loan is interest free for the period of his employment and secured by a deed of trust on Mr. Crowell's principal residence. As of December 31, 2001, the total amount outstanding under the Crowell Loan was $1,111,123.

     The Company and Mr. Crowell, Mr. Chillingworth, Mr. Fougner, Mr. Breeden and Mr. Walsh have entered into employment agreements as more fully described under "Employment Agreements."

                                PROPOSAL NO. 2

                  RATIFICATION AND APPROVAL OF APPOINTMENT OF
                             INDEPENDENT AUDITORS

     The Board of Directors, following the recommendation of the Audit Committee, has appointed Deloitte & Touche LLP, independent auditors, to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2002. The appointment is being presented to the shareholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the meeting is required to ratify the Board's appointment. If the appointment is not ratified, the Board of Directors will reconsider its selection.

     Deloitte & Touche LLP has audited the Company's consolidated financial statements since July 12, 1999. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to address the audience at the Annual Meeting, and will be available to answer appropriate questions from shareholders.

     The following fees were billed to the Company by Deloitte & Touche LLP during the fiscal year ending December 31, 2001:

Audit Fees

     Audit fees billed to the Company by Deloitte & Touche LLP during the Company's fiscal year ended December 31, 2001 for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $336,530.

Financial Information Systems Design and Implementation Fees

     The Company did not engage Deloitte & Touche LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees

     Fees billed to the Company by Deloitte & Touche LLP during the Company's fiscal year ended December 31, 2001 for all other non-audit services rendered to the Company, including tax related services totaled $283,636.

     The Audit Committee has considered whether the provision of services described above under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Deloitte & Touche LLP.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION
            AND APPROVAL OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
                           INDEPENDENT AUDITORS FOR
                    THE FISCAL YEAR ENDING DECEMBER 31, 2002

                                  MANAGEMENT

Executive Officers

     The   following   table  sets  forth  certain  information  concerning  the
Company's executive officers:

Name                             Age     Position
-------------------------------- -----   ----------------------------------------------------
William P. Crowell .............  61     President and Chief Executive Officer
Philip Breeden .................  62     Vice President, Engineering
R. Christopher Chillingworth ...  50     Vice President, Finance and Chief Financial Officer
Pamela Drew ....................  53     Vice President, Human Resources
Robert B. Fougner ..............  50     Vice President, and General Counsel
Patrick K. Reilly ..............  52     Vice President, Marketing and Sales
Richard F. Walsh ...............  46     Vice President and Chief Information Officer

     Mr. Crowell became a Director of the Company in 1999. Mr. Crowell has served as President and Chief Executive Officer of the Company since November 1998. He joined the Company as Vice President, Product Development and Strategy in January 1998. Prior to joining the Company, he served as the Deputy Director at the National Security Agency from 1994 to 1997, and previously served as Vice President of the Atlantic Aerospace Electronics Corporation. Mr. Crowell also serves as the Chairman of the President's Export Council Subcommittee on
Encryption.   He  holds  a  B.A.  in  Political  Science  from  Louisiana  State
University.

     Mr. Breeden became Vice President, Engineering on July 23, 2001. Prior to becoming Vice President, Mr. Breeden served as Director of Hardware & Services at the Company, responsible for all hardware and ASIC design, as well as engineering services and technical publications. Prior to joining the Company, Mr. Breeden served as the Vice President of Engineering at Adaptec, Inc. and Priam Systems Corporation, as a director of the technology division for Sophia Systems & Technology and as an engineering manager at Applied Materials, Inc.

     Mr. Chillingworth served as the Company's Acting Vice President, Finance and Chief Financial Officer from November 6, 2000 to February 1, 2001. On February 1, 2001, Mr. Chillingworth became Vice President, Finance and Chief Financial Officer of the Company. Previously, Mr. Chillingworth served as the Company's Corporate Controller and prior to joining the Company, Mr. Chillingworth was engaged for nearly five years providing consulting services at the chief financial officer and controller level to a number of Northern California firms.

     Ms. Drew has served as the Company's Vice President, Human Resources and Workplace Environment since December 1, 2000. Prior to becoming Vice President, Ms. Drew served as the Company's Director of Human Resources. Prior to joining the Company, Ms. Drew served as the global Human Resources Director for Honeywell-Measurex Corporation.

     Mr. Fougner has been General Counsel and Secretary since joining the Company in December 1989. Prior to joining the Company he was a partner in the New York law firm of Hill, Betts & Nash.

     Mr. Reilly became Vice President of Marketing and Sales on April 20, 2001. Before joining the Company, Mr. Reilly was Vice President of Marketing and Sales of Eturn Communications, Inc., a software provider for the telecommunications industry. Mr. Reilly also held executive level sales and marketing positions at National Semiconductor Corporation, Digital Equipment and Enhansys and has founded several companies.

     Mr. Walsh joined the Company as Vice President and Chief Information Officer, effective March 13, 2000. On April 23, 2001 he became Vice President of Operations and Chief Information Officer. Prior to joining the Company, Mr. Walsh served as Director of Information Technology for Honeywell-Measurex Corporation.

Relationships Among Directors Or Executive Officers

     There are no family relationships among any of the Company's directors or executive officers.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 29, 2002 for (i) each person who is known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers appearing in the Summary Compensation Table below and (iv) all directors and executive officers as a group.

                                                                      Shares         Percentage
                Directors, Nominees for Director,                  Beneficially     Beneficially
              Executive Officers and 5% Shareholders                 Owned(1)         Owned(2)
----------------------------------------------------------------- --------------   -------------
Leo A. Guthart(3) ...............................................    7,946,659          24.0%
James H. Simons(4) ..............................................    7,598,434          23.0%
Topspin Management, L.L.C.(5) ...................................    7,577,514          22.9%
Topspin Partners, L.P.(6) .......................................    7,235,010          21.9%
Kopp Investment Advisors, Inc.(7) ...............................    7,155,750          21.7%
Shining Sea Limited(8) ..........................................    1,748,605           5.3%
Elwyn Berlekamp(9) ..............................................    1,330,310           4.0%
William P. Crowell(10) ..........................................    1,039,375           3.1%
Robert B. Fougner(11) ...........................................      264,637             *
R. Christopher Chillingworth(12) ................................      163,712             *
Richard F. Walsh(13) ............................................      137,708             *
Philip Breeden(14) ..............................................      114,408             *
Paul R. Gauvreau(15) ............................................       66,800             *
Regis McKenna(16) ...............................................       65,725             *
Howard L. Morgan(17) ............................................       36,415             *
William W. Harris(18) ...........................................       24,145             *
All executive officers and Directors as a group (14 persons)(19)    11,259,421          32.2%

------------
   * Less than 1%.

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2002 are deemed outstanding. To the Company's knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

 (2) Percentage beneficially owned is based on 33,035,017 shares outstanding as of March 29, 2002.

 (3) Includes 54, 145 shares subject to options exercisable within 60 days of March 29, 2002. Also includes 7,577,414 shares held by Topspin Management, L.L.C and entities affiliated with Topspin Management, L.L.C of which shares Mr. Guthart disclaims beneficial interest except to the extent of his pecuniary interest therein.

 (4) Includes 20,920 shares subject to options exercisable within 60 days of March 29, 2002. Also includes 7,577,414 shares held by Topspin Management, L.L.C and entities affiliated with Topspin Management, L.L.C of which shares Mr. Simons disclaims beneficial interest except to the extent of his pecuniary interest therein.

 (5) Based on Schedule 13D filed on September 29, 2001, includes (1) 7,235,010 shares held by Topspin Partners, L.P. of which Topspin Management, L.L.C. is a general partner; and (2) 342,504 shares held by Topspin Associates, L.P. of which Topspin Management, L.L.C. is a general partner.

 (6) Based on Schedule 13D filed on September 29, 2001.

 (7) Based on a Schedule 13D filed on November 15, 2001, Kopp Investment Advisors, Inc. and entities affiliated with or controlled by Kopp Investment Advisors, Inc. beneficially own 7,155,750 shares of the Company's Common Stock. The address of Kopp Investment Advisors, Inc. is 7701 France Avenue South, Suite 500, Edina, MN 55435.

 (8) Shining Sea Limited, a Bermuda company, holds 1,748,605 shares of the Company's Common Stock in a trust for the benefit of Dr. Simons, a Director of the Company, and his descendants, which is controlled (and therefore beneficially owned) by the Bermuda Trust Company in its capacity as Trustee. The address of Shining Sea Limited is Murdoch & Co., c/o Bermuda Trust Company Limited, Attn.: Susan Gibbons, Compass Point, 9 Bermudiana Road, Hamilton, HM11, Bermuda.

 (9) Includes 23,875 shares subject to options exercisable within 60 days of March 29, 2002.

(10) Includes 1,039,375 shares subject to options exercisable within 60 days of March 29, 2002.

(11) Includes 264,637 shares subject to options exercisable within 60 days of March 29, 2002.

(12) Includes 160,105 shares subject to options exercisable within 60 days of March 29, 2002.

(13) Includes 137,708 shares subject to options exercisable within 60 days of March 29, 2002.

(14) Includes 112,873 shares subject to options exercisable within 60 days of March 29, 2002.

(15) Includes 16,800 shares subject to options exercisable within 60 days of March 29, 2002.

(16) Includes 65,725 shares subject to options exercisable within 60 days of March 29, 2002.

(17) Includes 24,415 shares subject to options exercisable within 60 days of March 29, 2002.

(18) Includes 24,145 shares subject to options exercisable within 60 days of March 29, 2002.

(19) Includes 1,984,504 shares subject to options exercisable within 60 days of March 29, 2002.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary Compensation Table

     The following table sets forth certain information concerning compensation of (i) each person that served as the Company's Chief Executive Officer during the fiscal year ended December 31, 2001 and (ii) the four other most highly compensated executive officers of the Company, (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                         Annual Compensation                  Long Term Compensation
                                              ----------------------------------------- -----------------------------------
                                                                                           Securities
               Name and                                       Bonus      Other Annual      Underlying        All Other
          Principal Position            Year   Salary ($)    ($)(1)      Compensation    Options/ SARs   Compensation(2)($)
-------------------------------------- ------ ------------ ---------- ----------------- --------------- -------------------
William P. Crowell ................... 2001     300,000          --         45,117 (3)      500,000           88,960
 President and Chief                   2000     300,000     150,000         13,746 (4)           --           88,960
 Executive Officer                     1999     300,000     100,000         13,746          150,000           88,960
R. Christopher Chillingworth ......... 2001     180,820          --             --          185,000               --
 Vice President, Finance and           2000     148,754      60,000             --          110,000               --
 Chief Financial Officer               1999     127,211       6,500             --           50,000               --
Robert B. Fougner .................... 2001     190,000          --             --          170,000               --
 Vice President,                       2000     188,077      40,000             --               --               --
 Secretary and General                 1999     160,192      55,000             --               --               --
 Counsel
Philip Breeden ....................... 2001     173,362      21,542             --          179,000               --
 Vice President,                       2000     163,169      20,605             --           16,000               --
 Engineering                           1999     152,628      18,833             --            6,000               --
Richard F. Walsh(5) .................. 2001     165,923          --             --          210,000               --
 Vice President and                    2000     112,500          --             --          125,000               --
 Chief Information Officer

------------

(1)  All bonuses paid in 2001 were earned in 2000.

(2) Imputed interest, assuming 8% interest rate, on an interest free loan from the Company.

(3) Includes a automobile allowance of $6,925 and $26,017 for property taxes and insurance for personal residence.

(4)  Includes a automobile allowance of $6,300.

(5)  Mr. Walsh joined the Company in March 2000.

                       Option Grants In Last Fiscal Year

     The following table provides certain information with respect to stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2001. In addition, as required by the Securities and Exchange Commission rules, the table sets forth the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are based on certain assumed rates of appreciation and do not represent the Company's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of the Common Stock.

                                                                                                           Potential Realizable
                                                                                                             Value at Assumed
                                                                                                          Annual Rates of Stock
                                                                 % of Total                               Price Appreciation for
                                        Number of Securities     Options to       Exercise                     Option Term(4)
                                         Underlying Options     Employees in     Price Per    Expiration  ----------------------
                 Name                        Granted(1)        Fiscal Year(2)     Share(3)       Date         5%         10%
-------------------------------------- ---------------------- ---------------- ------------- ------------ ---------- -----------
William P. Crowell ...................        500,000                13.2%      $   0.54      09/04/07     $71,724    $181,748
R. Christopher Chillingworth .........        185,000                 4.8%          0.54      09/04/07      26,538      67,247
Robert B. Fougner ....................        170,000                 4.4%          0.54      09/04/07      24,386      61,794
Philip Breeden .......................          9,000 (5)             0.2%          0.93      05/31/07       2,846       6,458
                                              170,000                 4.4%          0.51      09/04/07      24,386      61,794
Richard F. Walsh .....................         50,000 (5)             1.3%          4.1875    01/19/07      71,208     161,546
                                              160,000                 4.2%          0.54      09/04/07      22,952      58,159

------------

(1) Except where noted, the options vest over two years at a rate of 50% of the shares subject to the option per year and have a six year term.

(2) Based on a total of 3,783,900 options granted to employees of the Company in 2001, including the Named Executive Officers.

(3) The exercise price per share of options granted represented the fair market value of the underlying shares of Common Stock on the date the options were granted.

(4) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

(5) These options vest over four years at a rate of 25% of the shares subject to the option per year and have a six year term.

  Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Values

     The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during fiscal year ended December 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by stock options as of December 31, 2001, and the value of "in-the-money" stock options, which represent the positive spread between the exercise price of a stock option and the market price of the shares subject to such option on December 31, 2001.

                                                                       Number of
                                                                 Securities Underlying         Value of Unexercised
                                                                  Unexercised Options              In-the-Money
                                                                at December 31, 2001(#)     at December 31, 2001($)(1)
                                                             ----------------------------- ----------------------------
                                   Shares
                                Acquired on        Value
            Name              Exercise (#)(1)   Realized($)   Exercisable   Unexercisable   Exercisable   Unexercisable
---------------------------- ----------------- ------------- ------------- --------------- ------------- --------------
William P. Crowell .........        --              --          851,875       648,125        $ 138,125      $ 966,875
R. Christopher Chillingworth        --              --          107,708       237,292           56,575        364,775
Robert B. Fougner ..........        --              --          212,553       188,750           73,266        328,738
Philip Breeden .............        --              --           73,621       166,396           52,752        342,728
Richard F. Walsh ...........        --              --           86,146       248,854           44,200        309,400

------------

(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2001 ($2.75 per share) and the exercise price of the Named Executive Officers' respective options.

Employment Agreements

     The Company entered into an employment agreement with Mr. Crowell in December 1997, which agreement was amended in November 1998 and in September 2001(the "Crowell Agreement"). Under the terms of the Crowell Agreement, Mr. Crowell is to be employed by the Company as President and Chief Executive
Officer until December 31, 2004 for an annual salary of $300,000, subject to increase or decrease by the Board of Directors, and is eligible for an annual performance bonus of $100,000, payable semi-annually. The Crowell Agreement provides that during the first year of Mr. Crowell's employment, the Company will contribute an additional $30,000 to Mr. Crowell's retirement plans. Pursuant to the terms of the Crowell Agreement, the Company made a loan to Mr. Crowell in the amount of approximately $1,111,123 (the "Loan") to purchase a primary residence in California commensurate with his prior residence in Maryland. The Loan will be interest free for the period of his employment and secured by a deed of trust on Mr. Crowell's principal residence. As of December 31, 2001, the total amount outstanding under the Crowell Loan was $1,111,123. Under the Crowell Agreement, Mr. Crowell received a grant of options to purchase 350,000 shares of the Company's Common Stock, which options have a ten year term and vest over a period of five years from the date of his employment, a second grant of 500,000 options with 20% vesting upon the grant in December 1998, and the balance vesting ratably over four years, a third grant of 150,000 options in January 1999, which options vest ratably over four years, and a fourth grant of options to purchase 500,000 shares of the Company's Common Stock which have a term of six years and vest monthly over two years. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of the Company. In the event of termination of Mr. Crowell's employment within one year following a change in control, the Crowell Agreement provides that the Company shall employ Mr. Crowell as a consultant for a period of not less than one year, for a minimum of 20 days per year at the rate of $3,000 per day. Upon termination of employment without cause by the Company or for Good Reason (as defined in the Crowell Agreement), Mr. Crowell will be entitled to receive, upon the execution of a release in favor of the Company, (i) twelve monthly payments of severance pay in an amount equal to 1/12th of the sum of Mr. Crowell's then base salary and annual bonus, and (ii) payment of health insurance for the period during which Mr. Crowell receives severance payments under the Crowell Agreement. Upon voluntary termination of employment without Good Reason (as defined in the Crowell Agreement), Mr. Crowell shall receive any unpaid balance of salary and a prorated portion of his annual bonus. Upon termination of employment with cause, Mr. Crowell shall cease to have any rights to salary or bonus except such as is accrued at the date of termination of employment. The

Crowell Agreement further contains a covenant not to compete, which provides that Mr. Crowell cannot enter into competition with the Company during his period of employment or for a period of two years from the date of termination of employment. The Crowell Agreement provides that in consideration for Mr. Crowell entering into the covenant not to complete, the outstanding balance of the Loan shall be forgiven in full upon the closing of a Corporate Transaction (as defined in the Crowell Agreement).

     The Company entered into an employment agreement with R. Christopher Chillingworth in November 2000 (the "Chillingworth Agreement"). Under the terms of the Chillingworth Agreement, Mr. Chillingworth is to be employed by the Company as Vice President Finance and Chief Financial Officer until November 6, 2005 for an annual base salary of $175,000, subject to increase or decrease by the Chief Executive Officer, and is eligible for an annual performance bonus of $75,000. Under the Chillingworth Agreement, Mr. Chillingworth received a grant of options to purchase 100,000 shares of the Company's Common Stock, which options have a six year term and vest over a period of four years from the date of his employment, with 25% thereof being immediately exercisable. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of the Company. Upon termination of employment without cause by the Company or for Good Reason (as defined in the Chillingworth Agreement) prior to Mr. Chillingworth's sixty-fifth birthday, Mr. Chillingworth will be entitled to receive, upon the execution of a release in favor of the Company, (i) thirteen bi-weekly payments of severance pay in an amount equal to 1/26th of the sum of Mr. Chillingworth's then base salary and annual bonus, and
(ii) payment of health insurance for the period during which Mr. Chillingworth receives severance payments under the Chillingworth Agreement. Upon voluntary termination of employment without Good Reason (as defined in the Chillingworth Agreement), Mr. Chillingworth shall receive any unpaid balance of salary and a prorated portion of his annual bonus. Upon termination of employment with cause, Mr. Chillingworth shall cease to have any rights to salary or bonus except such as is accrued at the date of termination of employment. The Chillingworth Agreement further contains a covenant not to compete, which provides that Mr. Chillingworth cannot enter into competition with the Company during his period of employment or for a period of one year from the date of termination of employment.

     The Company entered into an executive retention agreement with Mr. Fougner in June 1998 (the "Fougner Agreement"). The Fougner Agreement does not guarantee any specific employment, salary or bonus, but does provide that Mr. Fougner will receive salary and bonus for a period of six months on the occurrence of certain events; including involuntary termination upon a change in control of the Company or upon termination for Good Reason (as defined in the Fougner Agreement). The Fougner Agreement provides that the Company shall provide Mr. Fougner with suitable rental living quarters and reimburse Mr.
Fougner for all travel expenses associated with the commute between Mr. Fougner's personal residence, which is more than 100 miles from the Company's principal place of business, and the Company. The Fougner Agreement also includes a provision for acceleration of vesting of all outstanding options and an increase in severance, in certain circumstances, if there is a change in control of the Company.

     The Company entered into an employment agreement with Philip Breeden in July 2001 (the "Breeden Agreement"). Under the terms of the Breeden Agreement, Mr. Breeden is to be employed by the Company as Vice President, Engineering until July 23, 2006 for an annual base salary of $185,000, subject to increase or decrease by the Chief Executive Officer, and is eligible for an annual performance bonus of $70,000. Under the Breeden Agreement, Mr. Breeden received a grant of options to purchase 170,000 shares of the Company's Common Stock, which options have a six year term and vest over a period of two years from the date of his employment. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of the Company. Upon termination of employment without cause by the Company or for Good Reason (as defined in the Breeden Agreement) prior to Mr. Breeden's sixty-fifth birthday, Mr. Breeden will be entitled to receive, upon the execution of a release in favor of the Company, (i) thirteen bi-weekly payments of severance pay in an amount equal to 1/26th of the sum of Mr. Breeden's then base salary and annual bonus, and (ii) payment of health insurance for the period during which Mr. Breeden receives severance payments under the Breeden Agreement. Upon voluntary termination of employment without Good Reason ( as defined in the Breeden Agreement), Mr. Breeden shall receive any unpaid balance of salary and a prorated portion of his annual bonus. Upon termination of employment with cause, Mr. Breeden shall cease to have any rights to salary or bonus except such as is accrued at the date of termination of employment. The Breeden Agreement further contains a covenant not to compete, which provides that Mr. Breeden cannot enter into competition with the Company during his period of employment or for a period of one year from the date of termination of employment.

     The Company entered into an employment agreement with Richard F. Walsh in March 2000, which was amended in January 2002 (the "Walsh Agreement"). Under the terms of the Walsh Agreement, Mr. Walsh is to be employed by the Company as Vice President, Chief Information Officer until March 13, 2005 for an annual base salary of $150,000, subject to increase or decrease by the Chief Executive Officer, and is eligible for an annual performance bonus of $40,000. Under the Walsh Agreement, Mr. Walsh received a grant of options to purchase 125,00 shares of the Company's Common Stock, which options have a six year term and vest over a period of four years from the date of his employment, with 25% thereof being exercisable on the first anniversary of the date of his employment. These options are subject to accelerated vesting, in certain circumstances, if there is a change in control of the Company. Upon termination of employment without cause by the Company or for Good Reason (as defined in the Walsh Agreement) prior to Mr. Walsh's sixty-fifth birthday, Mr. Walsh will be entitled to receive, upon the execution of a release in favor of the Company, (i) six monthly payments of severance pay in an amount equal to 1/12th of the sum of Mr. Walsh's then base salary and annual bonus, and (ii) payment of health insurance for the period during which Mr. Walsh receives severance payments under the Walsh Agreement. Upon voluntary termination of employment without Good Reason (as defined in the Walsh Agreement), Mr. Walsh shall receive any unpaid balance of salary and a prorated portion of his annual bonus. Upon termination of employment with cause, Mr. Walsh shall cease to have any rights to salary or bonus except such as is accrued at the date of termination of employment. The Walsh Agreement further contains a covenant not to compete, which provides that Mr. Walsh cannot enter into competition with the Company during his period of employment or for a period of one year from the date of termination of employment.

                     REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

     The  Compensation  Committee  of  the Board was formed in December 1995 and consists  of  Dr.  Leo  Guthart  and  Dr. James Simons. Decisions concerning the compensation of the Company's Chief Executive Officer are made by the Compensation Committee and reviewed periodically by the full Board (excluding any interested director). Decisions concerning the compensation of the Company's executive officers are made by the Chief Executive Officer in consultation with members of the Compensation Committee. Policies concerning the terms of the 1994 Plan, the 2001 Plan and the ESPP (collectively, the "Stock Plans") are determined by the Compensation Committee and administered by certain of the Company's executive officers.

Executive Officer Compensation Programs

     The objectives of the executive officer compensation programs are to attract, retain, motivate and reward key personnel who possess the necessary leadership and management skills, through competitive base salary, annual cash bonus incentives, long-term incentive compensation in the form of stock options, and various benefits, including medical and life insurance plans.

     The executive compensation policies of the Compensation Committee are intended to combine competitive levels of compensation and rewards for above average performance and to align relative compensation with the achievements of key business objectives, optimal satisfaction of customers, and maximization of shareholder value. The Compensation Committee believes that stock ownership by management is beneficial in aligning management and shareholder interests, thereby enhancing shareholder value.

     Base Salaries. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. Among other sources of information, the Compensation Committee and the Chief Executive Officer rely on reports from Radford Associates concerning competitive compensation practices in the Company's geographical region. The base salaries are reviewed annually and may be adjusted in accordance with certain criteria which include individual performance, the functions performed by the executive officer, the scope of the executive officer's on-going duties, general changes in the compensation peer group in which the Company competes for executive talent, and the Company's financial performance generally. The weight given each such factor may vary from individual to individual. Based on prior surveys, the base salaries for the Company's executive officers were at the approximate median of the base salary range for other executive officers in comparable positions at comparable companies in the Company's industry and geographical region.

     Incentive Bonuses. The Compensation Committee and the Chief Executive Officer believe that a cash incentive bonus plan can serve to motivate the Company's executive officers and management to address annual performance goals, using more immediate measures for performance than those reflected in the appreciation in value of stock options. The bonus amounts are based upon a subjective consideration of factors including such executive officer's level of responsibility, individual performance, contributions to the Company's success and to the Company's financial performance generally.

     Stock Option Grants. Stock options are granted to executive officers and other employees under the 1994 Plan and, with respect to Mr. Crowell, under the 2001 Plan. Because of the direct relationship between the value of an option and the stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that is consistent with shareholder interests. Stock option grants are intended to focus the attention of the recipient on the Company's long-term performance, which the Company believes results in improved shareholder value, and to retain the services of the executive officers in a competitive job market by providing significant long-term earning potential. To this end, stock options generally vest over a two to four year period. However, the Compensation Committee continues to evaluate and consider revisions to the various terms and conditions of the Company's option agreements, specifically with respect to the duration of the option agreements, and the basis for issuing and vesting of awards. The principal factors considered in granting stock options to the Company's executive officers are prior performance, level of responsibility, other compensation and the executive officer's ability to influence the Company's long-term growth and profitability. However, the Stock Plans do not provide any quantitative method for weighting these factors, and a decision to grant an award is primarily based upon a subjective evaluation of the past as well as future anticipated performance.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "IRC") provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to a covered employee of a publicly-held corporation is limited to no more than $1 million per year. It is not expected that the cash compensation to be paid to the Company's Named
Executive Officers for fiscal 2002 will exceed the $1 million limit per officer. In addition, the 1994 and 2001 Plans are designed so that any compensation deemed paid to a Named Executive Officer when he or she exercises an outstanding option under the Plan, with an exercise price equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation which will not be subject to the $1 million limitation.. The Compensation Committee remains aware of the existence of the IRC Section 162(m) limitations, and the available exemptions therefrom, and will address the issue of deductibility when and if the circumstances so warrant.

Chief Executive Officer Compensation

     The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Mr. Crowell's base salary for the fiscal year ended December 31, 2001 was $300,000. The Compensation Committee authorized the Company to accrue a bonus for the Chief Executive Officer for fiscal 2001, which has not been paid. In addition, Mr. Crowell and most of the Company's executive officers agreed to forgo bonuses for services performed by them during fiscal 2000. The bonus paid to Mr. Crowell in fiscal 2000 was for services performed by Mr. Crowell in 1999. Mr. Crowell's base salary was established in part by comparing the base salaries of chief executive officers at other companies of similar size, the compensation for the Company's previous chief executive officer, and past proposals by competing candidates for the position of chief executive officer. Based on prior surveys, the base salary offered to Mr. Crowell was at the approximate median of the base salary range for other Chief Executive Officers of comparable companies in the Company's industry and geographical region.


                                     Compensation Committee

                                     Dr. Leo Guthart
                                     Dr. James H. Simons

                         REPORT OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Audit Committee shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended

     The Audit Committee of the Board was formed in 1995 and consists of Dr. Howard L. Morgan, Dr. William W. Harris, Dr. Elwyn Berlekamp and Mr. Paul Gauvreau, directors who meet the independence and experience requirements of the National Association of Securities Dealers. The Audit Committee oversees a comprehensive system of internal controls to ensure the integrity of the financial reports and compliance with laws, regulations, and corporate policies, and recommends resolutions for any dispute that may arise between management and the Company's auditors.

     Consistent with this oversight responsibility, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2001. Deloitte & Touche LLP, the Company's independent auditors, issued their report dated February 8, 2002, on the Company's financial statements.

     The Audit Committee has also discussed with Deloitte & Touche LLP the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, "Communication with Audit Committees." The Audit committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has conducted a discussion with Deloitte & Touche LLP relative to its independence, including whether Deloitte & Touche LLP's provision of non-audit services is compatible with its independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements for the year ended December 31, 2001 be included in the Annual Report on Form 10-K for the fiscal year then ended.


                                     Audit Committee

                                     Dr. Elwyn Berlekamp
                                     Mr. Paul Gauvreau
                                     Dr. William W. Harris
                                     Dr. Howard L. Morgan

                            STOCK PERFORMANCE GRAPH

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following
Stock Performance Graph shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.

     The following graph compares the percentage change in the cumulative total shareholder return on the Company's Common Stock since December 31, 1996 through the end of the Company's fiscal year ended December 31, 2001, with the percentage change in the cumulative total return for the Nasdaq Stock Market (U.S.) Index and the JP Morgan H & Q Technology Index. The comparison assumes an investment of $100 on December 31, 1996 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future price performance.

CYLINK CORP

                                                      Cumulative Total Return
                                  -----------------------------------------------------------------
                                    12/96       12/97      12/98      12/99       12/00      12/01

CYLINK CORPORATION                 100.00       75.00      27.88     103.85       16.58      21.15
NASDAQ STOCK MARKET (U.S.)         100.00      122.48     172.68     320.89      193.01     153.15
JP MORGAN H & Q TECHNOLOGY         100.00      117.24     182.36     407.27      263.28     181.99

                                 OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons, we believe that during the fiscal year ended December 31, 2001, all Reporting Persons complied with all applicable filing requirements, with the exception of Mr. Peter Slocum for whom Section 16 reports for purchases made during May, June and July 2001 were reported under a Form 4 which was filed in September 2001.

Other Matters

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

         ANNUAL REPORT ON FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS

     Upon written request to the Corporate Secretary, Cylink Corporation, 3131 Jay Street, Santa Clara, California 95056-0952, the Company will provide without charge to each person solicited a copy of the 2001 report on Form 10-K, including financial statements and financial statement schedules filed therewith.

                                     BY ORDER OF THE BOARD OF DIRECTORS,


                                     /s/ William P. Crowell
                                     -------------------------------------
                                     William P. Crowell
                                     President and Chief Executive Officer

April 12, 2002
Santa Clara, California

                                      PROXY

                               CYLINK CORPORATION

                                 3131 Jay Street
                          Santa Clara, California 95056


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 15, 2002

The undersigned shareholder of Cylink Corporation hereby acknowledges receipt of the 2001 Annual Report to Shareholders, the Notice of Annual Meeting of Shareholders and the Proxy Statement for the Annual Meeting of Shareholders of Cylink Corporation to be held on Wednesday, May 15, 2002 at 2:00 p.m., Pacific Daylight time at the Biltmore Hotel, 2151 Laurelwood Road, Santa Clara, CA 95054 and revoking all prior proxies, hereby appoints Robert Fougner and R. Christopher Chillingworth, and each of them, as proxies and attorneys-in-fact, each with full power of substitution, and to represent and to vote, as designated on the reverse side, all shares of Common Stock of Cylink Corporation held of record by the undersigned on March 29, 2002 at the Annual Meeting to be held on May 15, 2002, or any postponement or adjournment thereof.

                 CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE

Please mark your votes as this example. [X]

Shares represented by this proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is given, this proxy will be voted for the election of all directors and for the appointment of the independent auditors.

         1. Election of all nominees listed below to the Board of Directors as Class 1 directors to serve until the 2005 Annual Meeting and until their successors have been duly elected and qualified, except as noted (write the names, if any, of nominees for whom you withhold authority to vote).

NOMINEES:         Mr. Paul Gauvreau and Mr. Regis McKenna

                  [ ]  FOR ALL NOMINEES

                  [ ]  WITHHOLD FROM ALL NOMINEES

                  [ ]
                       --------------------------------
                       For All Nominees except as noted above

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of Cylink Corporation for the fiscal year ending December 31, 2002.

                  [ ] FOR        [ ] AGAINST       [ ] ABSTAIN

         3. In their discretion, the proxies and attorneys-in-fact are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

[ ] Mark here for address change and note below

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature:                                     Date:
           ---------------------------               ---------------------------

Signature:                                     Date:
           ---------------------------               ---------------------------